                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               OFFICE DEPOT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

     To Our Stockholders:

     The following are the essential facts in the call of the Annual Meeting of Stockholders of Office Depot, Inc.

LOCATION.....................................    The Boca Raton Resort and Club
                                                 501 East Camino Real
                                                 Boca Raton, FL 33431
TIME.........................................    10:00 a.m. E.D.T.
DATE.........................................    Wednesday, April 21, 1999
ITEMS OF BUSINESS TO BE
  ADDRESSED..................................    1.  To elect twelve directors to hold office until the
                                                     next annual meeting of stockholders or until their
                                                     successors have been elected and qualified;
                                                 2.  To consider the adoption of the 1999 Employee
                                                     Stock Purchase Plan for the Company.
                                                 3.  To ratify the appointment of Deloitte & Touche LLP
                                                     as independent public accountants for the fiscal
                                                     year ending December 25, 1999; and
                                                 4.  To transact any other business that may properly
                                                     come before the meeting.
RECORD DATE..................................    Stockholders of record as of the close of business on
                                                 March 5, 1999 are entitled to notice of and to vote at
                                                 the annual meeting of stockholders or any adjournment
                                                 thereof.
ANNUAL REPORT................................    The Company's 1998 Annual Report, which is not part of
                                                 the proxy soliciting material, is enclosed.

                                          By order of the Board of Directors,
                                            /s/ David C. Fannin
                                          David C. Fannin
                                          Senior Vice President, General Counsel
                                          & Corporate Secretary

March 19, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES ELECTRONICALLY BY MEANS OF TOUCH-TONE TELEPHONE OR VIA THE INTERNET AS EXPLAINED ON THE PROXY CARD.

                               TABLE OF CONTENTS

                                                                PAGE NUMBER
                                                                -----------
PROXY STATEMENT & VOTING....................................       1
     Date of Mailing........................................       1
     The Purpose of this Proxy Statement -- Recommendations
      by the Board of Directors.............................       1
     Voting Your Shares by Proxy............................       1
     If you Decide to Change or Revoke Your Proxy...........       2
     How is Office Depot Soliciting Proxies?................       2
     Who is Entitled to Vote?...............................       2
     What Constitutes a Quorum?.............................       3
     What is the Effect of My Abstaining from Voting on any
      Matter?...............................................       3
ELECTION OF DIRECTORS -- ITEM 1.............................       4
1999 EMPLOYEE STOCK PURCHASE PLAN -- ITEM 2.................      5-8
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS -- ITEM
  3.........................................................       9
STOCK OWNERSHIP.............................................     10-13
DIRECTORS & MANAGEMENT......................................     14-19
     Directors and Executive Officers.......................     14-17
     Board Committees.......................................     18-19
     Audit Committee........................................      18
     Compensation Committee.................................      18
     Governance & Nominating Committee......................      18
     Compensation of Directors..............................      19
     Section 16 Officers Filing Late........................      19
EXECUTIVE COMPENSATION......................................     20-32
     Compensation Table.....................................     20-21
     Option/SAR Grant and Exercise Tables...................     21-23
     Employment Agreement With Mr. Fuente...................     23-27
     Employment Agreement and Change in Control Agreement
      With Mr. Helford......................................     27-28
     Employment Agreements With Other Named Executive
      Officers..............................................     28-30
     Change in Control Agreements...........................     30-31
     Change in Control Agreement with Mr. Nelson............     31-32
DISCUSSION OF 1999 AMENDMENTS TO THE LONG
  TERM EQUITY INCENTIVE PLAN................................     32-35
COMPENSATION COMMITTEE INTERLOCKS...........................      35
COMPENSATION COMMITTEE REPORT ON 1998 COMPENSATION..........     36-39
PERFORMANCE GRAPH...........................................      40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............      40
OBTAINING COPIES OF 10-K....................................      41
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2000............      41
OTHER MATTERS...............................................      41

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                            TELEPHONE (561) 438-4800

     This Proxy Statement contains important information about the 1999 Annual Meeting of the Stockholders of Office Depot, Inc. ("Office Depot" or the "Company"). This meeting (herein the "Annual Meeting" or the "Meeting") will be held on April 21, 1999, at 10:00 a.m. EDT, at The Boca Raton Resort and Club, 501 East Camino Real, Boca Raton, Florida 33431. If the Annual Meeting should be adjourned to another time or place, this Proxy Statement will also apply to the resumption of the Meeting at that new time and place.

DATE OF MAILING

     This Proxy Statement and the accompanying proxy card are being sent to the Company's stockholders on or about March 19, 1999.

THE PURPOSE OF THIS PROXY STATEMENT -- RECOMMENDATIONS BY THE BOARD OF DIRECTORS

     This Proxy Statement is a solicitation of proxies by the Board of Directors (the "Board") of the Company. The Board asks you to authorize the proxies appointed by the Board to vote in favor of: (1) the election of twelve directors to the Board; (2) the adoption of the 1999 Employee Stock Purchase Plan for the Company; (3) ratifying the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 25, 1999; and
(4) transacting any other business that may come before the meeting.

VOTING YOUR SHARES BY PROXY

     You may vote your shares by signing and returning your proxy card to the Company. In addition to the traditional proxy card, this year you will be able to vote your shares electronically over the Internet or by using a touch tone telephone. Information on this method of voting is set forth on the enclosed proxy card. If your shares are held in "street name" with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote electronically over the Internet or by telephone.

     The proxies will vote your shares in accordance with the instructions you provide on your proxy card or in accordance with your vote by telephone or via the Internet. If you authorize the proxies to vote your shares but do NOT specify how your shares should be voted, then your shares will be voted: (1) FOR the election of all director nominees specified in this Proxy Statement; (2) FOR the adoption of the 1999 Employee Stock Purchase Plan for the Company and (3) FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 25, 1999.

     The Company does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are presented at the meeting, the proxy for your shares will be voted in accordance with the recommendations of the Company's management unless you withhold authority to vote on any other such matters.

IF YOU DECIDE TO CHANGE YOUR PROXY OR REVOKE IT

     After voting by proxy (whether using the proxy card or voting by touch-tone telephone or via the Internet), you may revoke your proxy at any time prior to the voting of shares in one of two ways: (1) You may write to the Corporate Secretary of the Company prior to the Annual Meeting (in time for the written communication to reach the Secretary) and tell him in writing that you wish to revoke your proxy, or (2) alternatively, you may revoke your proxy by attending the Annual Meeting, informing the Secretary or his designee prior to the voting of shares at the Annual Meeting that you wish to revoke your proxy and then voting by ballot at the meeting.

HOW IS OFFICE DEPOT SOLICITING PROXIES?

     Proxies are being solicited initially by mail. The Company, through its officers and employees, may also solicit proxies in person or by telephone or by means of the Internet. No Company employees will receive additional compensation for their services in soliciting proxies. In addition, certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of some other party (the "beneficial owner") may solicit proxies. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of the Company's Common Stock held by them. The Company has also hired Corporate Investor Communications, Inc. to assist in communicating with these institutions and forwarding to them solicitation materials. The Company will pay Corporate Investor Communications, Inc. a fee of $6,000 plus the reimbursement of that company's reasonable out of pocket expenses in connection with this service. The Company also will pay all other expenses of solicitation of proxies.

WHO IS ENTITLED TO VOTE?

     Only persons who own shares of Office Depot's Common Stock as of the close of business on March 5, 1999 (the "Record Date"), as shown on the official stock ownership records of the Company, will be entitled to vote at the Annual Meeting. Office Depot's official records of stock ownership will conclusively determine whether you are a "holder of record" as of such date and time. As of March 5, 1999, there were 248,983,334 shares of Common Stock issued by Office Depot and owned by stockholders. This number does not reflect a three for two share split approved by the Company's Board of Directors on February 24, 1999, payable April 1, 1999 to holders of record on March 11, 1999. All voting at the Annual Meeting will be on the basis of shares outstanding on the record date of March 5, 1999, and all stockholders will be entitled to vote only the number of shares held by them on March 5, 1999.

WHAT CONSTITUTES A QUORUM?

     In order to transact business at the Annual Meeting, a "quorum" of the stockholders must be present. The presence at the Annual Meeting of Stockholders who own a majority (i.e. more than 50%) of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Stockholders will be counted as "present" at the meeting if they attend in person, if they have properly voted by means of the Internet or by the telephonic means described on the proxy card, or if they have sent to the Company a properly signed proxy card. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting (i.e., "one share, one vote").

WHAT IS THE EFFECT OF MY ABSTAINING FROM VOTING ON ANY MATTER?

     Office Depot is a Delaware corporation. Delaware corporation law states that if a stockholder chooses to abstain from voting, such stockholder will still be treated as present and entitled to vote for purposes of determining whether a quorum is present. In other words, those shares will be counted in determining whether a majority -- more than 50% -- of the Company's shares are considered "present" at the meeting, therefore constituting a quorum. As a result, if you complete your proxy card but abstain from voting on any matter, you will be considered present for purposes of determining whether a quorum is established.

     Abstentions will not be counted as a vote "for" or "against" any matter. However, shares which abstain from voting will have the same effect as voting no or against any matter voted on at the meeting which requires the affirmative vote of a majority of the shares present and voting. Delaware corporation law also provides that broker non-votes will be considered as shares present at the meeting for purposes of establishing a quorum. A broker non-vote on a matter will only count in determining whether there is a quorum present at the meeting. Like abstentions, broker non-votes will not be counted in determining whether a matter has been approved by a majority of the shares present at the meeting or whether a plurality of the vote of the shares present and entitled to vote has been cast.

                        ELECTION OF DIRECTORS -- ITEM 1

     The Governance & Nominating Committee of the Board has recommended to the Board, and the Board has nominated the following twelve persons for election to the Board at the Annual Meeting. Their names are set out below. Information about these persons, their business experience and other relevant information may be found on pages 14 through 16 of this Proxy Statement:

    David I. Fuente           Cynthia R. Cohen          Michael J. Myers
     Irwin Helford            W. Scott Hedrick          M. Bruce Nelson
    Lee A. Ault III           James L. Heskett       Frank P. Scruggs, Jr.
    Neil R. Austrian          John C. Macatee           Peter J. Solomon

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     Directors are elected by a plurality of the votes cast at the meeting either in person or by proxy. The twelve nominees for Directors who receive the highest number of votes cast at the meeting will be elected to the Board.

TERMS OF OFFICE OF DIRECTORS ELECTED AT THE ANNUAL MEETING

     Directors who are elected at the Annual Meeting will serve for a term of office that continues from the date and time of their election until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Generally that term will be approximately twelve months.

WHAT HAPPENS IF A NOMINEE CANNOT SERVE?

     The persons who have been nominated for election as Directors have told Office Depot that they are willing to be elected and to serve as Directors of the Company. If any of these nominees should become unable to serve, or otherwise should become unavailable for election (for example, if any of them should become ill or incapacitated or should die), the current members of the Board of Directors (by majority vote) may name another person as a substitute nominee. If a substitute nominee is named by a majority vote of the current members of the Board, all proxies will be voted for the person so named (unless you specify on your proxy card to withhold voting for such person). The current Board is not required to name a substitute nominee. If a substitute nominee is not named by the current Board, then all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than twelve Directors be elected at the Annual Meeting.

                       YOUR BOARD OF DIRECTORS RECOMMENDS
                A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                  ADOPTION OF THE 1999 EMPLOYEE STOCK PURCHASE
                         PLAN FOR THE COMPANY -- ITEM 2

APPROVAL OF ADOPTION OF A NEW EMPLOYEE STOCK PURCHASE PLAN

     On February 24, 1999, the Board adopted the Office Depot, Inc. 1999 Employee Stock Purchase Plan (the "1999 Plan" or the "Plan"), subject to stockholder approval. The Board determined that adoption of a new plan is necessary because the authorized shares under the Office Depot, Inc. 1989 Employee Stock Purchase Plan (the "1989 Plan") have been depleted, and it is desirable to continue to provide the opportunity for employee ownership of the capital stock of the Company in order to attract, motivate and retain qualified employees. Furthermore, as a result of simplification of Securities and Exchange Commission rules, it is now feasible to permit participation by certain officers of the Company who were excluded from the 1989 Plan, and the Board determined it to be appropriate to permit such employees to participate in the Plan.

     In addition, as a result of the merger with Viking Office Products, Inc. ("Viking") in August 1998, participants in the Viking Office Products, Inc. 1994 Employee Stock Purchase Plan (the "Viking Plan") will participate in the Plan, and the Board determined that it is appropriate to make modifications to the Plan to provide a discount to participants that is equivalent to the discount provided under the Viking Plan. Under the 1989 Plan, stock was purchased at a 10% discount; under the 1999 Plan, purchases receive the maximum 15% discount permitted under Section 423 of the Internal Revenue Code of 1986, as Amended (the "Code").

     The Board of Directors also determined it desirable to increase the maximum amount of payroll deductions and to permit the purchase of more shares of Common Stock of the Company. This increase incorporates both the terms of the Viking Plan and new participation by Office Depot officers previously excluded from participation. The Plan will permit payroll deductions of up to $400.00 per week, as contrasted with $100.00 per week under the 1989 Plan.

     Other provisions in the Plan have been adopted to facilitate administration and compliance under Code Section 423. Under the 1989 Plan, purchases were made on a monthly basis at an average of the closing price on the first day of the month and the closing price on the last day of the month. Under the Plan, purchases will be made on a bi-weekly basis, based on the average of the high and low price on the purchase date. A total of 1,125,000 shares of Common Stock of the Company were authorized by the Board for purchase under the Plan. This number reflects the Board's decision, also made at the February 24, 1999 meeting, to effect a three for two split of the Company's stock by means of a 50% stock dividend payable on April 1, 1999 to stockholders of record on March 11, 1999.

     The following is a summary of the terms of the Plan, which is qualified in its entirety by reference to the Plan document, a copy of which is attached as Appendix A to this Proxy Statement.

GENERAL

     The Plan, which will become effective July 1, 1999 (assuming the stockholders approve the 1999 Plan at the Annual Meeting), provides for the purchase through payroll deductions of Common Stock by employees of the Company who elect to participate. The Plan replaces the 1989 Plan and the Viking Plan, and no further shares will be purchased under the 1989 Plan after July 1, 1999, or under the Viking Plan after the September 30, 1999 purchase date. Between the date hereof and July 1, 1999, the Company will continue to allow participants in the 1989 Plan to purchase shares, utilizing if necessary a portion of the 1,125,000 shares authorized for the 1999 Plan (again, subject to stockholder approval of the Plan at the 1999 Annual Meeting). The purpose of the Plan is to benefit the Company and its employees by increasing employee ownership of the Company through a plan that affords a discounted purchase price and deferral of income tax to employees. The Plan has the added benefit of aligning the interests of participating employees with the interests of the Company's stockholders. The Plan is administered by the Compensation Committee of the Board of Directors. The recipients, amounts and values of future benefits are subject to the individual elections of employees and are therefore not determinable at this time.

     The shares of Common Stock reserved for issuance pursuant to the Plan are subject to adjustment in the event of a reorganization, stock split, stock dividend or similar change in the corporate structure of the Company or the outstanding shares of Common Stock. Such shares may be, in whole or in part, authorized and unissued or reacquired and held as treasury shares. As of March 5, 1999, the closing price of the Common Stock as reported on the New York Stock Exchange was $34.6875 per share.

TERMS OF THE 1999 PLAN

     Eligibility. Employees of the Company and its subsidiaries who have been employed for at least ninety (90) days, except for any person who owns 5% or more of the outstanding Common Stock of the Company, are eligible to participate in the Plan. As of July 1, 1999, approximately 35,000 employees are expected to be eligible to participate in the Plan. When employees currently in the Viking Plan become eligible to participate as of October 1, 1999, approximately 1,800 additional employees will be eligible to participate in the Plan.

     Election to Participate and Payroll Deductions. Participants can elect to deduct, on an after tax basis, a minimum of $3.00 per week and a maximum of $400.00 per week from their paychecks for the purpose of purchasing shares under the Plan. Elections are made through written election forms which become effective for the next and all succeeding payroll periods until changed or revoked by the participant.

     Purchase of Common Stock. On the last Friday of each two-week period, participants are deemed to receive and to exercise an option to purchase shares of Common Stock of the Company, and the appropriate number of shares are allocated to the account of each participating employee. The number of shares allocated to each participant is the number of full and fractional shares that can be purchased with the payroll deductions elected by such participant for that payroll period. The purchase price for the shares purchased under the Plan is 85% of the fair market value on the date of purchase, which is the average of the high and low sale prices on the date of purchase.

     Transferability. The right to purchase shares under the Plan may not be transferred to or exercised by any person other than the participant. Once shares have been purchased and certificates issued to the participating employee, they may be transferred in the same manner as other shares of Common Stock of the Company held by the employee.

     Amendment and Termination of the Plan. The Plan may be amended or terminated by the Board at any time, but no amendment will be made that will increase the persons authorized to participate in the Plan or increase the aggregate number of shares available for purchase under the Plan without approval of the Company's stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a general summary of certain of the federal income tax consequences arising from the purchase of Common Stock pursuant to the Plan and the subsequent disposition of such Common Stock. Federal income tax consequences will vary as a result of individual circumstances. Moreover, the following summary relates only to U.S. federal income tax treatment. State, local and foreign tax consequences may be substantially different than the federal income tax consequences described herein.

     Grant and Purchase. Under applicable provisions of the Code, participants are taxed on all compensation, including the amount of payroll deductions used to purchase shares. However, participants will recognize no additional compensation income upon being granted a right to purchase shares. Furthermore, assuming that the Plan qualifies under Code Section 423, participants will not recognize taxable income upon purchase of shares, even though they will pay less than fair market value for their shares. The Company will not be entitled to a deduction for tax purposes as a result of granting rights to purchase plan shares or as a result of participants purchasing shares.

     Sale of Common Stock. Assuming the plan qualifies under Code Section 423, the tax treatment of a participant who sells shares purchased under the Plan depends on how long the participant holds the shares. If a participant sells shares in a qualifying disposition (a sale two years or more after the purchase date), for a price in excess of the purchase price, the participant will recognize ordinary income equal to the lesser of the excess of (i) the fair market value of the shares on the date of purchase over the purchase price and
(ii) the amount realized on the sale over the purchase price. Any additional gain will be taxed as capital gain. In the case of a qualifying disposition, the Company will not be entitled to any deduction as the result of such sale.

     If a participant sells within two years after purchase of the shares, it is deemed to be a disqualifying disposition. In such a case, a participant will be taxed on the full value of the 15% discount at ordinary income tax rates, even if the shares are actually sold for less than the fair market value on the purchase date. If the shares are sold for less than fair market value on the purchase date, the participant can claim a capital loss for the decline in value. In the case of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount the employee reports as ordinary income, to the extent the Company can ascertain whether participants have made disqualifying dispositions of shares.

APPROVAL REQUIRED

     The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting is required for approval of the adoption of the 1999 Plan. Approval of the Plan by the stockholders is required in order for the Plan to be qualified under Section 423 of the Code.

                 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   APPROVAL OF THE ADOPTION OF THE 1999 PLAN

               RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
                             ACCOUNTANTS -- ITEM 3

INFORMATION ABOUT THE AUDITORS

     The Board has appointed the certified public accounting firm of Deloitte & Touche LLP as independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 25, 1999. Deloitte & Touche LLP has audited the consolidated financial statements of the Company each year since 1990. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from stockholders. The Board of Directors requests that the stockholders ratify (i.e., approve) the appointment of Deloitte & Touche LLP as the Company's outside auditors. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board will select other independent accountants to serve as the Company's outside auditors.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

                                STOCK OWNERSHIP

     The stock ownership table set forth below contains certain information about large stockholders of the Company as well as information regarding stock ownership by the Company's directors and executive officers as of March 5, 1999.

WHO ARE THE COMPANY'S LARGEST STOCKHOLDERS?

     The table on page 11 includes information on each stockholder the Company knows to be the "beneficial" owner of more than five percent (5%) of the Company's Common Stock outstanding. A beneficial owner is the person or entity entitled to the rights and benefits associated with ownership of the stock, whether or not that person actually holds legal title. For example, a person who holds shares in "street name" with a broker is the beneficial owner, even though the broker may hold actual legal title.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND SENIOR EXECUTIVES OWN?

     The table also includes information on the stock ownership of each director of the Company, each of the Named Executive Officers of the Company and all executive officers and directors of the Company as a group.

WHO ARE THE NAMED EXECUTIVE OFFICERS?

     The "Named Executive Officers" are the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of the end of the Company's 1998 fiscal year.

     If a person or entity listed in the table below is the beneficial owner of less than one percent of the Company's Common Stock outstanding, this fact is indicated by an asterisk in the table. Except as otherwise noted below, each of the persons or entities named in the following table has the sole voting and investment power with respect to all shares of Common Stock of which such person or entity is the beneficial owner. The address of each of the persons or entities named in the table below is based on information furnished to the Company by such person or entity and is such person or entity's business address. In determining the information to include in this table, the Company has disregarded, and therefore not listed, shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                              NUMBER OF SHARES        PERCENT OF CLASS
NAME OF INDIVIDUAL OR GROUP                                 BENEFICIALLY OWNED(1)      OUTSTANDING(2)
---------------------------                                 ---------------------     ----------------
(5% OR GREATER HOLDERS)
Putnam Investments, Inc.(3)                                       21,257,889                  8.8%
  One Post Office Square
  Boston, Massachusetts 02109
Massachusetts Financial Services Company(4)                       20,274,282                  8.3%
  500 Boylston Street
  Boston, Massachusetts 02116
FMR Corp.(5)                                                      16,981,050                  6.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
(DIRECTORS & EXECUTIVE OFFICERS)
Lee A. Ault III(6)                                                    68,800                    *
Neil R. Austrian(7)                                                  158,848                    *
Cynthia R. Cohen(8)                                                   23,608                    *
David I. Fuente(9)                                                 1,681,980                    *
Irwin Helford (10)                                                 2,737,614                  1.0%
John C. Macatee (11)                                                 110,000                    *
M. Bruce Nelson(12)                                                  324,132                    *
Barry J. Goldstein(13)                                               542,365                    *
W. Scott Hedrick(14)                                                  68,661                    *
James L. Heskett(15)                                                   8,500                    *
Michael J. Myers(16)                                                  51,286                    *
Frank P. Scruggs, Jr.(17)                                              4,000                    *
Peter J. Solomon(18)                                                 120,814                    *
All Executive Officers and Directors as a Group
     (18 persons)(19)                                              6,342,440                 2.54%

---------------

 (1) Includes shares of Common Stock subject to options which are exercisable within 60 days of March 5, 1999.
 (2) Based on 248,983,334 shares of Common Stock outstanding as of March 5, 1999. Shares subject to options exercisable within 60 days of March 5, 1999 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.
 (3) Based solely upon on Schedules 13G dated January 26, 1999 filed by Marsh & McLennan Companies, Inc. ("MMC") and Putnam Investments, Inc. ("Putnam"). Putnam, a wholly-owned subsidiary of ("MMC"), beneficially owns 21,257,890 shares in the Company. Putnam and its wholly owned subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") have shared dispositive power as to 19,431,664 shares (Putnam and PIM) and as to 1,826,226 shares (Putnam and PAC). Each of PIM and PAC is a registered investment adviser. PIM is the investment adviser to the Putnam family of mutual funds and PAC is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual fund's trustees has voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients. Share ownership amounts and percentages for PIM and PAC are included within the amounts and percentages for Putnam. MMC does not claim beneficial ownership of the shares held by its wholly-owned subsidiary, Putnam.
 (4) Based solely upon a Schedule 13G dated February 11, 1999. Of the 20,274,282 shares shown as beneficially owned by Massachusetts Financial Services Company ("MFSC"), MFSC has sole voting power and sole dispositive power with respect to all of such shares.
 (5) Based solely upon a Schedule 13G dated February 1, 1999. Of the shares shown as beneficially owned by FMR Corp.("FMR"), FMR has sole voting power and sole dispositive power with respect to all of such shares. Members of the Edward C. Johnson III family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Edward C. Johnson, III owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a stockholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Share ownership amounts and percentages for Edward C. Johnson, III and Abigail P. Johnson are included within the amounts and percentages for FMR Corp.
 (6) Includes options to purchase 60,000 shares issued to Mr. Ault as a director of the Company pursuant to one or more stock option plans of the Company.
 (7) Includes options to purchase 60,000 shares issued to Mr. Austrian as a director of the Company pursuant to one or more stock option plans of the Company.
 (8) Includes options to purchase 21,554 shares issued to Ms. Cohen as a director of the Company pursuant to one or more stock option plans of the Company.
 (9) Includes options to purchase 1,335,157 shares issued to Mr. Fuente pursuant to one or more stock option plans of the Company, 1,890 shares held of record by his spouse, 3,990 shares held of record by his stepdaughter, Rebecca Mishkin, and 3,750 shares held of record by an irrevocable trust for the benefit of his stepdaughter. Mr. Goldstein is the trustee of such trust. Mr. Fuente disclaims beneficial ownership of the shares held by his spouse, his stepdaughter and Mr. Goldstein, as trustee.
(10) Includes options to purchase 168,026 shares issued to Mr. Helford pursuant to one or more stock option plans of the Company.
(11) Includes options to purchase 100,000 shares issued to Mr. Macatee pursuant to one or more stock option plans of the Company.
(12) Includes options to purchase 321,000 shares issued to Mr. Nelson pursuant to one or more stock option plans of the Company.
(13) Includes options to purchase 428,367 shares issued to Mr. Goldstein pursuant to one or more stock option plans of the Company and 3,750 shares held of record by an irrevocable trust for the benefit of Mr. Fuente's stepdaughter, of which Mr. Goldstein is the trustee. As the trustee, Mr. Goldstein has investment and voting power with respect to the shares held by the trust. Mr. Goldstein disclaims beneficial ownership of the shares held by the trust.
(14) Includes options to purchase 35,894 shares issued to Mr. Hedrick as a director of the Company pursuant to one or more stock option plans of the Company.
(15) Includes options to purchase 7,500 shares issued to Mr. Heskett as a director of the Company pursuant to one or more stock option plans of the Company.
(16) Includes options to purchase 48,286 shares issued to Mr. Myers as a director of the Company pursuant to one or more stock option plans of the Company.
(17) Includes options to purchase 2,500 shares issued to Mr. Scruggs as a director of the Company pursuant to one or more stock option plans of the Company.
(18) Includes options to purchase 26,250 shares granted to Mr. Solomon as a director of the Company pursuant to one or more stock option plans of the Company.
(19) Includes options to purchase 3,035,983 shares granted pursuant to one or more stock option plans of the Company.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

     Directors are elected at the Annual Meeting of Stockholders to serve for a period of twelve (12) months or until the next Annual Meeting of Stockholders and the election and qualification of a successor director. Executive officers are elected annually by the Board and serve at the discretion of the Board. The following sets forth certain biographical information concerning each of the Company's directors and certain of its executive officers:

DIRECTORS

DAVID I. FUENTE                                                          AGE: 53

     Mr. Fuente has been Chairman of the Board and Chief Executive Officer since he joined the Company in December 1987. Mr. Fuente is also a director of Vista Eye Care, Inc., a NASDAQ listed company (formerly known as National Vision Associates, Inc.) and Ryder System, Inc., a New York Stock Exchange listed company. Mr. Fuente is a member of the Governance & Nominating Committee of the Board.

IRWIN HELFORD                                                            AGE: 64

     Mr. Helford has been Vice Chairman of the Board of the Company, Chairman of the Company's wholly-owned subsidiary, Viking Office Products, Inc. ("Viking") and a director of the Company since August 1998. From September 1988 until August 1998, when Viking merged with the Company, he served as Chairman of the Board and Chief Executive Officer of Viking. Mr. Helford is also a director of Brady Corp., a NASDAQ listed company.

LEE A. AULT III                                                          AGE: 62

     Mr. Ault has been a director of the Company since August 1998. He served as Chief Executive Officer of Telecredit, Inc., a payment services company, from November 1968 until January 1992. Mr. Ault also was President of Telecredit, Inc. from 1968 until 1983 and Chairman of the Board from 1983 until January 1992. Telecredit, Inc. was merged into Equifax, Inc., a New York Stock Exchange listed company, in December 1990. Since 1990, Mr. Ault has served as a director of Equifax, Inc., the parent company of Telecredit, Inc. Mr. Ault served as a director of Viking from 1992 until August 1998. He serves as a director of Bankers Trust New York Corporation and Bankers Trust Company. He also is a director of Sunrise Medical, Inc., a New York Stock Exchange listed company. Mr. Ault is a member of the Audit Committee.

NEIL R. AUSTRIAN                                                         AGE: 58

     Mr. Austrian has been a director of the Company since August 1998. He has served as President and Chief Operating Officer of the National Football League since April 1991. He was a Managing Director of Dillon, Read & Co. Inc. ("Dillon Read") from October 1987 until March 1991. Mr. Austrian served as a director of Viking from 1988 until August 1998. He also serves as a director of

Bankers Trust New York Corporation and REFAC Technology Development Corporation, a NASDAQ listed company. Mr. Austrian is a member of the Compensation Committee.

CYNTHIA R. COHEN                                                         AGE: 46

     Ms. Cohen has been a director since July 1994. She is the President of Strategic Mindshare, a marketing and strategy consulting firm. Prior to founding this firm in 1990, she was a Partner with Deloitte & Touche LLP. Ms. Cohen is a director of The Sports Authority, Inc., a New York Stock Exchange listed company and Loehmann's , Inc., a NASDAQ listed company. Ms. Cohen is a member of the Governance and Nominating Committee and the Compensation Committee.

W. SCOTT HEDRICK                                                         AGE: 53

     Mr. Hedrick has been a director since April 1991. From November 1986 until April 1991, he was a director of The Office Club, Inc., a subsidiary of the Company since April 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a director of Golden State Vintners, Inc. and Il Fornaio America Corp., both NASDAQ listed companies. Mr. Hedrick is Chairman of the Compensation Committee.

JAMES L. HESKETT                                                         AGE: 65

     Mr. Heskett has been a director since May 1996. Mr. Heskett has served on the faculty of the Harvard University Graduate School of Business Administration since 1965 and has taught courses in marketing, business logistics, the management of service operations, business policy and service management. He is also a director of First Security Services, Inc., a non-public company located in Boston. Mr. Heskett is Chairman of the Governance and Nominating Committee and a member of the Audit Committee.

JOHN C. MACATEE                                                          AGE: 48

     Mr. Macatee has been President and Chief Operating Officer and a director since he joined the Company in August 1997. Prior to joining the Company, Mr. Macatee was President of Sherwin-Williams Paint Stores Group, a Division of The Sherwin-Williams Company, a New York Stock Exchange listed company, a position he held from 1992 to 1997. At Sherwin-Williams, Mr. Macatee was responsible for more than 2,000 stores and commercial branches, as well as a professional sales force serving corporate and industrial customers.

MICHAEL J. MYERS                                                         AGE: 58

     Mr. Myers has been a director since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds. He is also a director of Smith Barney Venture Corp., a wholly owned subsidiary of Smith Barney Holdings, Inc., which acts as the managing general partner of two private venture capital equity funds. Until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Incorporated ("Smith Barney"). Mr. Myers is a director of Encore Paper Company, Inc., Floral Plant Growers, L.L.C., HASCO Holdings Corp., RomaCorp, Inc. and Wisconsin Porcelain Company, Inc., all privately held companies. Mr. Myers is Chairman of the Audit Committee.

M. BRUCE NELSON                                                          AGE: 54

     Mr. Nelson has been President, International of the Company, President of the Company's wholly-owned subsidiary, Viking, and a director since he joined the Company in August 1998. From January 1996 until August 1998 he served as President and as a director of Viking, prior to its merger with the Company. From July 1995 until January 1996, Mr. Nelson was Chief Operating Officer of Viking and from January 1995 until July 1995, he was Executive Vice President of Viking. From 1990 until July 1994, Mr. Nelson was President and Chief Executive Officer of BT Office Products USA. He had previously worked for over 22 years at Boise Cascade Office Products in a number of executive positions.

FRANK P. SCRUGGS, JR.                                                    AGE: 47

     Mr. Scruggs has been a director since October 1996. Since May 1995, Mr. Scruggs has been an attorney and shareholder in the law firm of Greenberg Traurig, PA, Attorneys at Law, Fort Lauderdale, Florida. Greenberg Traurig provided legal services to the Company during 1998. Mr. Scruggs specializes in the representation of management in employment and governmental law matters. From 1984 until April 1995, Mr. Scruggs was a partner in the law firm of Steel, Hector & Davis, Miami, Florida, other than during the period from January 1991 to July 1992, when he served as Secretary of Labor of the State of Florida. Mr. Scruggs is a director of Blue Cross and Blue Shield of Florida, a mutual insurance company. He is a member of the Audit Committee.

PETER J. SOLOMON                                                         AGE: 60

     Mr. Solomon has been a director since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited ("PJSC"), an investment banking firm, which provided services to the Company in fiscal 1998. See discussion at page 40 of this Proxy Statement regarding fees paid and expenses reimbursed to PJSC during fiscal 1998. From 1985 to 1989, Mr. Solomon was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton, Inc. ("Shearson"). Mr. Solomon is a director of Monroe Muffler/Brake, Inc., a NASDAQ listed company; General Cigar Holdings, Inc., a New York Stock Exchange listed company, and Phillips-VanHeusen Corporation, a New York Stock Exchange listed company. Mr. Solomon is a member of the Governance and Nominating Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

BARRY J. GOLDSTEIN                                                       AGE: 56

     Mr. Goldstein has been Chief Financial Officer since he joined the Company in May 1987. He has served as Executive Vice President, Finance since July 1991 and served as Secretary from January 1988 to January 1999. From May 1987 until June 1991, he served as Vice President, Finance. Prior to joining the Company, Mr. Goldstein spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

THOMAS KROEGER                                                           AGE: 50

     Mr. Kroeger has been Executive Vice President, Human Resources since he joined the Company in July 1997. Prior to joining the Company, he was employed by The Sherwin-Williams Company where he served as Corporate Vice President of Human Resources from October 1987 to July 1997.

SHAWN P. MCGHEE                                                          AGE: 36

     Mr. McGhee joined the Company in March 1998 as Executive Vice President, Merchandising and Marketing. Prior to joining the Company, Mr. McGhee spent ten years at Autozone, Inc., an auto parts retailer with over 2,600 stores and $2.7 billion in sales. Mr. McGhee served in a number of capacities at Autozone, eventually rising to the position of Executive Vice President of Merchandising in 1996.

WILLIAM P. SELTZER                                                       AGE: 60

     Mr. Seltzer has been Executive Vice President, Information Systems since joining the Company in August 1992. Prior to joining the Company, he was Senior Vice President--Distribution and Systems of Revco Drug Stores, Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

CHARLES E. BROWN                                                         AGE: 46

     Mr. Brown has been Senior Vice President, Finance and Corporate Controller since joining the Company in May 1998. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of Denny's, Inc., a division of Advantica Restaurant Group, Inc., from January 1996 until May 1998; from August 1994 until December 1995, he was Vice President and Chief Financial Officer of ARAMARK International; and from September 1989 until July 1994, he was Vice President and Controller of Pizza Hut International, a division of PepsiCo, Inc..

DAVID C. FANNIN                                                          AGE: 53

     Mr. Fannin has been Senior Vice President and General Counsel of the Company since November 1998 and Corporate Secretary since January 1999. Prior to joining the Company, Mr. Fannin was Executive Vice President, General Counsel and Corporate Secretary of Sunbeam Corporation, a manufacturer and wholesaler of durable household and outdoor consumer products, from January 1994 until August 1998. From 1979 until 1993, Mr. Fannin was a partner in the law firm Wyatt, Tarrant & Combs, Louisville, Kentucky.

                 COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

HOW MANY TIMES DID THE BOARD AND ITS COMMITTEES MEET LAST YEAR, AND WHICH DIRECTORS ATTENDED THE MEETINGS?

     The Board met eight (8) times during the 1998 fiscal year and acted one (1) time by unanimous written consent. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Information below on these committees tells the number of meetings held by each of these committees. All directors attended at least 75%, in the aggregate, of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

     Audit Committee -- The Audit Committee makes recommendations to the Board regarding the selection, retention and termination of the Company's independent accounting firm as the Company's outside auditors. The committee meets with the independent accountants to discuss the scope of each year's audit of the Company's financial statements. The committee also confers with the outside accounting firm regarding any nonaudit related assignments, fees, the independence of the accountants, the results of the audit and the effectiveness of the Company's internal accounting controls. The independent accountants have direct access to the committee, either with or without advising management, to discuss auditing and any other accounting matters. The Company's internal audit function also reports to the Committee, either with or without the presence of other members of management in attendance. The Audit Committee is composed of Mr. Myers, who is Chairman; Mr. Ault, Mr. Heskett and Mr. Scruggs. The Committee met four (4) times during the 1998 fiscal year.

     Compensation Committee -- The Compensation Committee recommends action to the Board regarding the salaries and incentive compensation of senior officers of the Company. The committee also reviews the compensation of certain other principal management employees and administers the Company's employee benefit plans, including without limitation the Company's Long Term Equity Incentive Plan (i.e. the stock option plan). The Compensation Committee is composed of Mr. Hedrick, who is Chairman; Mr. Austrian and Ms. Cohen. The Committee met three
(3) times during the 1998 fiscal year.

     Governance & Nominating Committee -- The Governance Committee reviews and makes recommendations to the Board concerning the size and composition of the Board and its committees and the recruitment and selection of directors. The committee also reviews and makes recommendations to the Board concerning corporate governance policies and practices. Mr. Heskett is the chairman of this committee. Ms. Cohen and Messrs. Fuente and Solomon also serve on this committee. The Governance Committee held two (2) meetings in 1998. While the Committee will consider recommendations from stockholders as to nominees for the Board, the Committee generally intends to utilize its own resources in making nominations to the Board of Directors.

COMPENSATION

  HOW ARE THE DIRECTORS PAID FOR THEIR SERVICES TO THE COMPANY?

     Directors Compensation. Directors who are not employees of the Company receive $21,000 per year plus $2,000 for each meeting of the Board which they attend. All Directors are reimbursed for their expenses incurred in attending meetings. No additional amounts are paid for service on any committee of the Board or for attending the meetings of any committee, other than reimbursement of expenses. Under the Company's Long Term Equity Incentive Plan, the amount of options granted to directors and the terms and provisions of options granted to directors are at the discretion of the Compensation Committee. It is anticipated that directors who are not salaried employees will receive options to purchase 7,500 shares of Common Stock in 1999. Directors who are not salaried employees of the Company are permitted to defer 100% of their cash compensation under the Officer Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     The Company believes that each of its officers, directors and greater than ten-percent owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1997, except as set forth in the following table. The following persons made late filings in 1998:

Lee A. Ault III                        Initial Form 3, filed late following
                                         Viking Merger
Neil R. Austrian                       Initial Form 3, filed late following
                                         Viking Merger
Irwin Helford                          Initial Form 3, filed late following
                                         Viking Merger
David I. Fuente                        Form 4 for gift of stock, filed late
John C. Macatee                        Form 4 for purchased shares, filed
                                         late
Charles E. Brown                       Initial Form 3, filed late after
                                         joining the Company
Paul Gaffney                           Initial Form 3, filed late following
                                         promotion
Robert Keller                          Initial Form 3, filed late following
                                         promotion

                             EXECUTIVE COMPENSATION

HOW MUCH ARE THE COMPANY'S SENIOR EXECUTIVES PAID?

     The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the 1996, 1997, and 1998 fiscal years by:
(i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of the 1998 fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                          ------------------------------------   ---------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                                 -----------------------   -------
                                                                     OTHER       RESTRICTED
                                                                     ANNUAL        STOCK      SECURITIES    LTIP      ALL OTHER
                                           SALARY       BONUS     COMPENSATION     AWARDS     UNDERLYING   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR      ($)       ($)(1)        ($)(2)         ($)        OPTIONS       ($)        ($)(3)
---------------------------        ----   ---------   ---------   ------------   ----------   ----------   -------   ------------
David I. Fuente                    1998   1,000,000   2,033,846      54,695         -0-       1,000,000      -0-       160,485
  Chairman &                       1997     880,000   1,760,000      53,600         -0-         465,000      -0-       163,691
  Chief Executive Officer          1996     800,000         -0-         -0-         -0-         165,000      -0-       160,801

Irwin Helford                      1998     800,020   1,036,000      51,900         -0-             -0-      -0-       331,887
  Vice Chairman(5)                 1997     750,010     444,250      52,607         -0-           2,619      -0-       339,303
                                   1996     700,000     330,750         -0-         -0-          37,407      -0-       346,698

John C. Macatee                    1998     610,000   1,180,010         -0-         -0-         100,000      -0-        93,424
  President and Chief              1997     205,679   1,092,500         -0-         -0-         300,000      -0-        14,067
  Operating Officer(4)

M. Bruce Nelson                    1998     600,028   1,554,000         -0-         -0-         135,000      -0-        11,969
  President,                       1997     550,014     372,000         -0-         -0-         135,000      -0-        12,584
  International(5)                 1996     450,000     237,500         -0-         -0-         160,000      -0-        13,849

Barry J. Goldstein                 1998     465,000     852,231         -0-         -0-          50,000      -0-        55,442
  Executive Vice                   1997     440,000     792,000         -0-         -0-         140,000      -0-        52,708
  President, Finance               1996     400,000         -0-         -0-         -0-          40,000      -0-        53,878
  Chief Financial Officer

---------------

(1) Of the amounts shown for Messrs. Fuente, Macatee and Goldstein for 1997 and 1998, half is subject to vesting and becomes payable on December 31, 2000, if the executive has been continuously employed by the Company as of such date. Of the 1998 amount shown for Mr. Nelson, half is subject to vesting on December 31, 2001, if he has been continuously employed by the Company as of such date. Bonuses also reflect a fifty-third weekly pay period attributable to 1998.
(2) Except as otherwise noted, Other Annual Compensation was not reportable. For 1998, the amount shown for Mr. Fuente consisted of $21,420 paid pursuant to the Company's executive medical insurance program, $17,675 for tax planning and preparation and $15,600 of automobile allowance. For 1997, the amount shown for Mr. Fuente consisted of $21,600 paid pursuant to the Company's executive medical insurance program, $15,400 for tax planning and preparation, $15,600 of automobile allowance and $1,000 for his annual physical examination. For 1998, the amount shown for Mr. Helford consisted of $20,700 paid pursuant to the Company's executive medical insurance program and $31,200 of automobile allowance. For 1997, the amount shown for Mr. Helford consisted of $20,157 paid pursuant to the Company's executive medical insurance program, $31,200 of automobile allowance and $1,250 for his annual physical examination.
(3) Amounts reported for 1998 include insurance premiums paid by the Company for the benefit of the Named Executive Officers under a split-dollar life insurance policy totalling $145,680 for Mr. Fuente, $318,240 for Mr. Helford, $93,370 for Mr. Macatee and $47,508 for Mr. Goldstein. Amounts reported for 1998 also include $54 each for Messrs. Fuente, Macatee and Goldstein representing term life insurance premiums, and $5,068 and $5,640 for Mr. Helford and Mr. Nelson, respectively, for additional life insurance. Matching contributions for 1998 under the Company's Retirement Savings Plan and Senior Management Deferred Compensation Plan (both defined contribution plans) amounted to $13,644 for Mr. Fuente, $2,250 for Mr. Helford and $7,400 for Mr. Goldstein. Discretionary Match amounts paid were $1,107 for Mr. Fuente and $480 for Mr. Goldstein, and Profit Sharing Plan contributions amounted to $6,329 each for Mr. Helford and Mr. Nelson.
(4) Mr. Macatee joined the Company as President and Chief Operating Officer on August 8, 1997. Mr. Macatee received a salary only for the portion of 1997 that he was employed by the Company, but was awarded a full year's bonus as part of the Company's efforts to recruit Mr. Macatee.
(5) Mr. Helford is also Chairman of the Company's wholly-owned subsidiary, Viking. Mr. Nelson is President of Viking.

WHAT STOCK OPTIONS HAVE BEEN AWARDED TO THE COMPANY'S SENIOR EXECUTIVES?

The following table sets forth information with respect to all stock options granted in fiscal 1998 to the Named Executive Officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                        GRANT DATE VALUE
------------------------------------------------------------------------------------------   ----------------
                                      NUMBER OF     PERCENT OF
                                      SECURITIES      TOTAL
                                      UNDERLYING   OPTIONS/SARs
                                       OPTIONS/     GRANTED TO    EXERCISE OR                   GRANT DATE
                                         SARs      EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE(2)
                NAME                  GRANTED(1)   FISCAL YEAR      ($/SH)         DATE            ($)
                ----                  ----------   ------------   -----------   ----------   ----------------
David I. Fuente.....................  1,000,000       16.26         29.5938      5/26/08        10,560,700
Irwin Helford.......................        -0-          --              --           --                --
John C. Macatee.....................    100,000        1.63         31.1875      8/11/08         1,036,450
M. Bruce Nelson.....................     35,000        2.20         36.2500      7/16/08           435,750
                                        100,000                     27.9375      8/26/08           928,450
Barry J. Goldstein..................     50,000        0.81         31.1875      8/11/08           518,225

---------------

(1) None of the options were awarded with tandem stock appreciation rights ("SARs"). In order to prevent dilution or enlargement of rights under the options, in the event of a merger or any other reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common Stock, the number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations (including those in the 1999 Plan changes described on pages 32 through 35 of this

    Proxy Statement), advance (i) the date on which an option shall become exercisable by the grantee and (ii) the grantee's right to designate an Appreciation Date for any SAR. Number of options shown does not reflect the three for two stock split approved by the Board of Directors on February 24, 1999, payable April 1, 1999 to holders of record on March 11, 1999. Under the Company's option plans, the number of shares subject to option and the exercise prices of those shares shall be automatically adjusted to reflect the stock split.
(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1998 by the Company to the Named Executive officers listed above. Under the Black-Scholes option pricing model, the grant date per share present value of the stock options referred to in the table was approximately $10.56, $12.45 , $10.36, and $9.28 for options granted on May 26, 1998, July 16, 1998, August 11, 1998, and August 26, 1998, respectively.

     The following facts and assumptions were used in making such calculation:
(i) exercise prices as indicated in the table above; (ii) fair market values equal to the respective exercise prices of each option on the date of grant;
(iii) a dividend yield of 0%; (iv) an expected stock option term of 5.5 years;
(v) a stock price volatility of 25% based on an analysis of weekly stock closing prices of Common Stock during the fourth quarter of 1998; and (vi) a risk-free interest rate of 5.53% for the options granted on May 26, 1998 and a risk-free interest rate of 4.50% for the options granted on July 16, 1998, August 11, 1998 and August 26,1998, each of which is equivalent to the yield on a ten-year Treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present values for each stock option were multiplied by the total number of stock options granted to each of the executive officers listed above to determine the total grant date present value of such stock options granted to each of the Named Executive Officers, respectively.

     The following table sets forth information with respect to all options exercised in fiscal 1998 and the year-end value of unexercised options held by the Named Executive Officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                         NUMBER OF             VALUE OF
                                                                   SECURITIES UNDERLYING     UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                      OPTIONS/SARs AT      OPTIONS/SAR's AT
                                                                      FISCAL YEAR-END      FISCAL YEAR-END
                                                                   ---------------------   ----------------
                                      SHARES ACQUIRED    VALUE        (#)EXERCISABLE/      ($)EXERCISABLE/
                                        ON EXERCISE     REALIZED       UNEXERCISABLE        UNEXERCISABLE
                NAME                        (#)           ($)             (1)(2)                 (1)
                ----                  ---------------   --------   ---------------------   ----------------
David I. Fuente.....................        -0-           -0-            1,280,157            30,065,180
                                                                         1,465,000            16,813,060
Irwin Helford.......................        -0-           -0-              168,026             3,789,216
                                                                               -0-                   -0-
John C. Macatee.....................        -0-           -0-              100,000             1,981,250
                                                                           300,000             4,506,250
M. Bruce Nelson.....................        -0-           -0-              447,000             8,395,248
                                                                           135,000               881,875
Barry J. Goldstein..................        -0-           -0-              415,034             9,993,291
                                                                           190,001             3,191,268

---------------

(1) The first number shown for each officer represents exercisable options, and the second number represents unexercisable options.
(2) Numbers do not reflect the three for two stock split approved by the Board of Directors on February 24, 1999, payable April 1, 1999 to holders of record on March 11, 1999. Under the Company's stock option plans, numbers of shares subject to options and exercise prices of those shares shall be automatically adjusted to reflect the stock split when it becomes effective on April 1, 1999.

HOW IS THE COMPANY'S CEO COMPENSATED?

EMPLOYMENT AGREEMENT WITH CHAIRMAN AND CHIEF EXECUTIVE OFFICER -- MR. FUENTE

     Effective January 1, 1998, the Company entered into a new Employment Agreement with David I. Fuente (the "Fuente Agreement" or the "Agreement"). Under this Agreement, the Company has agreed to continue to employ Mr. Fuente as the Chairman of the Company's Board of Directors for a period that ends on January 3, 2003. The Fuente Agreement also will be automatically extended for successive periods of one year each beginning January 3, 2003 unless either the Company or Mr. Fuente notifies the other, in writing, at least six (6) months prior to the end of the initial five year term, or of the extension term then in effect, that the party providing such notice does not wish the Fuente Agreement to be extended. If either Mr. Fuente or the Company provides such a written notice to the other, the Fuente Agreement will expire at the end of the term then in effect.

     Mr. Fuente and the Company are also parties to another agreement which governs his employment by the Company in the event of a "Change in Control" of the Company as defined in that agreement (the "Change in Control Agreement"). The Change in Control Agreement is described in greater detail below.

     What is Mr. Fuente's Base Salary? Mr. Fuente is paid a base salary at an annual rate of One Million Dollars ($1,000,000). Mr. Fuente's base salary is to be reviewed at least annually by the Compensation Committee of the Board.

     What is his Bonus Arrangement? In addition to his base salary, Mr. Fuente is entitled to participate in the Company's Designated Executive Incentive Plan (the "Bonus Plan"). Under the Bonus Plan, annual performance targets are established for Mr. Fuente by the Compensation Committee and ratified by the Board. It is the intention of the Company that these performance targets will qualify as incentive compensation under Section 162(m) of the Internal Revenue Code. The primary factors in determining Mr. Fuente's bonus amount are the achievement of earnings per share ("EPS") and return on net assets ("RONA") targets for the Company, which are established by the Compensation Committee for purposes of determining whether Mr. Fuente is entitled to a bonus and calculating the amount of that bonus.

     For 1998, Mr. Fuente was paid a bonus of 100% of his base salary earnings because he achieved the maximum bonus level under a formula which provided for Mr. Fuente to receive 50% of base salary earnings for achieving the "minimum" level of performance, 70% of base salary earnings for achieving the "target" level of performance and 100% of base salary earnings for achieving the "maximum" level of performance. For 1999 and subsequent years, the percentage levels of payout will increase by 5%, 8.5% and 10% respectively. As a result, the bonus targets during the initial term of the Fuente Agreement are the following:

        YEAR                  MINIMUM %                   TARGET %                  MAXIMUM %
        ----                  ---------                   --------                  ---------
1999.................            55%                       78.5%                       110%
2000.................            60%                       87.0%                       120%
2001.................            65%                       95.5%                       130%
2002.................            70%                       104.0%                      140%

These percentages will continue to increase at the same rate in the event the Fuente Agreement is extended beyond the initial term, as discussed above. The Compensation Committee may adjust the components of Mr. Fuente's compensation in the event the Section 162(m) limits on the deductibility of base compensation are changed. For example, if the Section 162(m) limitation on base salary compensation were to be increased above $1,000,000, the Committee has the option to increase Mr. Fuente's base salary, in which event, however, the bonus percentage levels would be decreased proportionately.

     Deferred Bonus. In addition to the bonus payment described in the preceding paragraphs, Mr. Fuente is also entitled to a deferred matching bonus grant equal to the dollar amount of bonus earned by him each year under the Bonus Plan; provided, however, that such deferred bonus shall only be paid if the Company meets its earnings per share targets for such year.

     What Stock Options does Mr. Fuente Have? Under the terms of the Fuente Agreement, Mr. Fuente was provided a new grant of stock options in 1998 by the Compensation Committee (which was approved by the Board) to purchase one million (1,000,000) shares of the Company's common stock at the market price of $29.59 on the date of grant, which was May 26, 1998 (the "First Grant"). Under the Agreement, he also was granted on January 4, 1999, an additional option to purchase another one million (1,000,000) shares of the Company's common stock at an exercise price of $37.34 (the "Second Grant"). In addition to the First Grant and the Second Grant, Mr. Fuente is also eligible to receive annual grants of stock options at the discretion of the Compensation Committee or the Board of Directors. Mr. Fuente is automatically entitled to receive additional grants of options each year, beginning in the Year 2000, to acquire at least 165,000 shares.

     To What Benefits is Mr. Fuente Entitled? Mr. Fuente receives certain additional benefits under the Fuente Agreement, including paid vacation in accordance with the Company's general policies for senior officers of the Company, reimbursement of business expenses and all other benefits, including insurance coverages, generally provided to senior officers of the Company. Health insurance benefits for Mr. Fuente and his family extend beyond the expiration of the Fuente Agreement for a period ending upon Mr. Fuente's death.

     What Obligations Does He Have Regarding Non-Competition? Mr. Fuente has agreed never to disclose confidential information of the Company and has also agreed, during the term of the Fuente Agreement and for a period of one year after he leaves the employment of the Company for any reason (the "Non-Compete Period"), that he will not compete with the Company or induce or attempt to induce or hire any Company employee to leave such employment. He also has agreed not to interfere in any manner with any relationship the Company has with any customer, supplier, licensee, licensor, franchisee or any other business relationship.

     Under What Circumstances May His Agreement Be Terminated Prior to Normal Expiration? The Fuente Agreement will be terminated earlier than its normal expiration on the occurrence of one of the following events:

     (a) Mr. Fuente's death, permanent disability or incapacity (as determined by the Board in the exercise of good faith judgment);

     (b) By mutual agreement of Mr. Fuente and the Company;

     (c) By the Company's termination of the Fuente Agreement for "Cause" (as defined below) or without Cause; or

     (d) By Mr. Fuente either with or without "Good Reason" (as defined below).

     For purposes of the Fuente Agreement, the term "Cause" means: (i) the willful and continued failure of Mr. Fuente to perform substantially his duties with the Company or one of its affiliates, or (ii) the willful engaging by Mr. Fuente in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of the Fuente Agreement, the term "Good Reason" means:

          (i) the assignment to Mr. Fuente of any duties inconsistent with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated on the date of the Fuente Agreement;

          (ii) any failure by the Company to comply with any of its obligations relating to the payments or the grants of stock options to Mr. Fuente as described in the Fuente Agreement;

          (iii) the Company's requiring Mr. Fuente to be based at any location other than the vicinity of the Company's current corporate headquarters in Delray Beach, Florida; or

          (iv) any purported termination by the Company of Mr. Fuente's employment other than as expressly permitted by the Fuente Agreement.

     Effect of Termination. In the event of Mr. Fuente's death, permanent disability or incapacity, Mr. Fuente or his estate (and his family with respect to insurance coverages) shall receive the following:

          (i) Mr. Fuente's base salary through the date of his death or termination;

          (ii) a prorata portion of Mr. Fuente's bonuses for the year in which death or such termination occurs (determined in accordance with the Agreement);

          (iii) vested and earned (in accordance with the applicable provisions of the Company's benefit plans) but unpaid amounts under Company incentive plans, health and welfare plans, deferred compensation plans and other plans in which Mr. Fuente participates; and

          (iv) health insurance benefits (other than in the case of Mr. Fuente's death, in which event these benefits shall terminate).

     If Mr. Fuente's employment is terminated by the Company without Cause or by Mr. Fuente for Good Reason, as defined above, then the Company shall pay Mr. Fuente the following:

          (i) his base salary through the second anniversary of such termination;

          (ii) a prorata portion of Mr. Fuente's bonuses calculated in accordance with the Agreement;

          (iii) vested and earned but unpaid amounts under incentive plans, deferred compensation plans and other benefit plans of the Company; and

          (iv) insurance benefits through the second anniversary of such termination to the extent Mr. Fuente (and his family) participated in such benefits prior to the date of such termination.

     If Mr. Fuente's employment is terminated by the Company for Cause or by Mr. Fuente without Good Reason (subject to certain due process provisions in the Fuente Agreement), then Mr. Fuente shall receive his base salary through the date of termination; vested and accrued (but unpaid) amounts under incentive plans, health and welfare plans, deferred compensation plans and other programs in which he participates, but no prorata bonus.

WHAT IS THE COMPANY'S ARRANGEMENT WITH ITS VICE CHAIRMAN -- IRWIN HELFORD?

EMPLOYMENT AGREEMENT WITH MR. HELFORD

     On July 1, 1997, the Company's predecessor company, Viking Office Products, Inc. ("Viking") entered into an Employment Agreement (the "Helford Agreement") with Mr. Helford as its then Chairman and Chief Executive Officer. The Helford Agreement was assumed by the Company in connection with the merger with Viking. Under the Helford Agreement, Mr. Helford is employed for a term (the "Term") expiring June 30, 2002, subject to automatic renewal for successive one-year periods unless either party provides at least sixty (60) days' written notice prior to the expiration of the then-current term.

     Salary. Mr. Helford receives a salary of $800,020 per annum, and his salary may be increased but may not be decreased during the Term.

     Bonus. Under the Helford Agreement, Mr. Helford is entitled to participate in a bonus plan as determined by the Board of Directors from time to time. He is currently eligible to participate in the Company's Designated Executive Incentive Plan for its executive officers.

     Benefits. Mr. Helford is entitled to certain other benefits under the Helford Agreement, including the right to participate in any benefit plans to which other executives are entitled, a monthly car allowance and certain life insurance benefits.

     Termination. Unless terminated for Cause, as defined in the Helford Agreement, Mr. Helford's Agreement is not terminable other than for certain periods of disability.

     Non-Competition. Mr. Helford is subject to a two-year non-compete agreement, which includes an agreement not to work for any competing business. He is also prohibited, directly or indirectly, from inducing or attempting to induce any employee of the Company to terminate their relationship with the Company or to do anything contrary to the best interests of the Company.

     Use of Mr. Helford's Likeness. Under the terms of a separate letter agreement and related license agreement, Mr. Helford has granted to the Company the perpetual right to the use of his name and likeness in connection with advertising, catalogs, corporate publications and other print and electronic media applications. In consideration of his grant of this perpetual license, the Company provides certain additional benefits to Mr. Helford relating to security of Mr. Helford's person, family, residences and property.

     Change in Control. Mr. Helford is also a party to an Agreement (the "CIC Agreement") with the Company, originally entered into with Viking in May 1997, which provides certain benefits to

Mr. Helford in the event of a Change in Control ("CIC") of the Company. The basic terms of this Agreement provide, in the event of a Termination without Cause by the Company or Mr. Helford's Resignation for Good Reason following a CIC, for a payment equal to three times the aggregate of: (1) Mr. Helford's Base Salary, (2) the average bonuses paid to him for the two fiscal years preceding the fiscal year in which the CIC occurred and (3) the total cost to the Company of the fringe benefits to which Mr. Helford is entitled for the fiscal year immediately preceding the fiscal year in which his termination occurs. The definitions of "Cause" and "Resignation for Good Reason" under the CIC Agreement are substantially similar to those contained in the Fuente Agreement discussed above. Mr. Helford has 24 months following a CIC event within which to exercise his rights under the CIC Agreement.

     In the event Mr. Helford elects to do so, he also may voluntarily terminate his employment with the Company within a 30 day period which begins one year following the CIC event, even without Good Reason, and thereupon receive 50% of the benefits to which he otherwise is entitled under the CIC Agreement.

     Mr. Helford is entitled to certain other benefits under the CIC Agreement, including reimbursement of his legal fees associated with the Agreement and realization of his rights thereunder, and a gross up for excise taxes which may be due and payable if the benefits provided to him under the CIC Agreement should be determined to be excess parachute payments under Section 280G of the Code.

EMPLOYMENT AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

     In addition to Mr. Fuente and Mr. Helford, the Company has entered into Employment Agreements with each of its other Named Executive Officers. These are herein individually referred to as an "Executive Employment Agreement" and collectively as the "Executive Employment Agreements". Except as specifically set forth herein, each of the Executive Employment Agreements is substantially similar to the others. The Executive Employment Agreements provide that, during the terms of such agreements, the executive shall devote his full business time and attention to the business and affairs of the Company and its subsidiaries.

     Salary. Each Executive Employment Agreement sets forth the executive's title and provides that the executive shall be paid a specified base salary which may be increased, but not reduced, and further provides that the executive will be entitled to participate in the Company's Designated Executive Incentive Plan and other fringe benefit plans. The 1998 base salaries of these executives were:

Mr. Macatee.................................................  $610,000
Mr. Nelson..................................................  $600,028
Mr. Goldstein...............................................  $465,000

     Term. The term of the Executive Employment Agreements is three years for each of Messrs. Macatee and Goldstein and two years for Mr. Nelson. In each case, the agreements are automatically extended for one year if neither party provides written notice of termination at least six months prior to the end of the employment term. Mr. Macatee's Agreement expires by its terms on

August 8, 2000; Mr. Nelson's Agreement expires by its terms on August 26, 2000; and Mr. Goldstein's Agreement expires by its terms on October 21, 2000.

     Termination. If an Executive Employment Agreement is terminated prior to the end of the contract term (i) either by the Company "without Cause'(as defined in the agreement ) or (ii) by the executive with "Good Reason" (as defined in the agreement), the executive is entitled to receive the following:

          (a) his base salary and insurance benefits through the second anniversary of termination,

          (b) his pro rata bonus for the year in which the termination occurs, and

          (c) vested but unpaid amounts under the Company's other incentive plans, deferred compensation plans and other programs.

     If an Executive Employment Agreement is terminated prior to its stated term either by the Company WITH Cause or by the executive WITHOUT Good Reason, the executive is entitled to his base salary through the date of such termination. He also will receive the vested but unpaid amounts under incentive plans, deferred compensation plans and any other Company compensation programs in which he is a participant. He will not, however, be entitled to any bonus payment for the year in which such termination occurs.

     If an Executive Employment Agreement is terminated upon an executive's death or permanent disability or incapacity, the executive (or his estate) is entitled to receive the following:

          (a) his base salary through the date of such termination,

          (b) his pro rata bonus for the year in which the disability or death occurs, and

          (c) vested but unpaid amounts under the Company's other incentive plans, deferred compensation plans and other programs.

     The amounts payable upon termination of an Executive Employment Agreement may, at the Company's option, be paid in a single installment within 30 days following termination of employment or in any other manner consistent with the Company's normal payment policies.

     The terms "Cause" and "Good Reason" are used in both the Executive Employment Agreements and in the Change of Control Employment Agreements (discussed below). These terms are defined for purposes of those agreements as follows:

        "Cause" means the willful and continued failure of the executive to perform substantially his duties with the Company or one of its affiliates after a written demand for substantial performance is delivered to the executive, or willful illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

        "Good Reason" means the assignment to the executive of duties inconsistent with his position or other diminution in responsibilities, failure by the Company to comply with its obligation to pay the executive or provide benefits to him as provided in the agreement, a requirement that the executive be based at any location other than the Company's current headquarters or any purported termination by the Company of the executive's employment other than expressly permitted by the agreement.

     Non-Competition and Confidentiality Agreements. The Executive Employment Agreements also contain confidentiality, non-compete and non-solicitation provisions. These provisions prohibit each executive from: (i) disclosing confidential information to unauthorized persons or using such information for his own purposes, (ii) either during the employment term or for a period of one year after the end of his employment, engaging in any business competing with the Company's business or (iii) during the employment term and for one year thereafter, soliciting or hiring a Company employee or inducing any customer, supplier or other business relation of the Company to cease doing business with it.

CHANGE IN CONTROL AGREEMENTS

     The Company's Chairman and Chief Executive Officer and its other Named Executive Officers are parties to Change in Control Employment Agreements, in addition to any other employment agreements to which they may be parties. The names of the persons who are parties to such agreements (each individually a "CIC Agreement" and collectively the "CIC Agreements") and the dates of such CIC Agreements are set forth below:

                                                                                 DATE OF CHANGE IN
NAME                                                      TITLE                  CONTROL AGREEMENT
----                                                      -----                  -----------------
David I. Fuente.............................  Chairman & CEO                     September 1996
Irwin Helford...............................  Vice Chairman                      May 1997
John C. Macatee.............................  President & COO                    October 1997
Barry J. Goldstein..........................  EVP & Chief Financial Officer      September 1996
M. Bruce Nelson*............................  President, International           May 1997

---------------
*See discussion below regarding Mr. Nelson's CIC Agreement

     Each CIC Agreement (except for Mr. Helford's Agreement, discussed above, and Mr. Nelson's Agreement, discussed below) provides for a number of things to occur if the Company undergoes a Change in Control (as defined in the employment agreements) (a "CIC"). The CIC provisions are summarized in the next paragraph. If these provisions take effect, each of these executives will be entitled to certain employment rights, including the following, upon a termination of employment:

          (i) a specified annual base salary and bonus;

          (ii) participation rights in the Company's incentive, savings, retirement and welfare benefit plans; and

          (iii) certain specified payments and other benefits upon termination of employment.

     They would be entitled to these benefits for a period of years following the original date of the employment agreements. However, the contracts also provide for automatic extension of the period covered so that there is always a minimum number of years of coverage available to these individuals. The purpose of the CIC Agreements is to assure the continued dedication of the executives who are parties to these agreements, notwithstanding the possibility, threat or occurrence of a CIC.

     The CIC Employment Agreements also require the Company to employ the executives who are parties to these agreements for the twelve-month period following a CIC (the "Employment Period") on terms comparable to the terms of the executive's employment immediately prior to the CIC. If, during this Employment Period, (i) the Company terminates such an executive's employment other than for cause, (ii) the executive terminates his own employment for good reason or (iii) the executive's employment is terminated due to his death or disability, the executive (or his estate) will be entitled to a lump sum cash payment calculated in the following manner:

          (a) the sum of (i) the executive's accrued but unpaid salary through the termination date and (ii) a pro rata portion of the higher of the executive's highest bonus under any of the Company's annual incentive bonus plans during the last three full fiscal years prior to the CIC and the annualized annual bonus paid or payable for the most recently completed fiscal year (such higher amount being referred to as the "Highest Annual Bonus") PLUS

          (b) three times the sum of such executive's annual base salary and Highest Annual Bonus, PLUS

          (c) the equivalent of the amount the executive would have received under the Company's retirement plans had he continued to be employed by the Company for three years following his termination.

     In addition, under the CIC Agreements if the Company terminates an executive's employment other than for cause or the executive terminates his own employment for good reason, the executive and his family will continue to receive the Company's welfare benefits for three years following such termination date. Each executive will receive a smaller payment and benefit rights (as described in the CIC Employment Agreements) if he is terminated for cause or if the executive resigns for other than good reason. The CIC Employment Agreements further provide for a "gross up" payment in the event that the payments set forth above are subject to the excise tax imposed by Section 4999 of the Code. This means that the Company is obligated to reimburse the executive on a grossed-up basis for any excise tax imposed because the payments made to the executive are determined to be excess parachute payments under Section 280G of the Code.

MR. NELSON'S CHANGE IN CONTROL AGREEMENT

     Mr. Nelson's Change in Control Agreement ("CIC Agreement") was entered into between Mr. Nelson and Viking in May 1997, and the Company has succeeded to the obligations and rights of Viking under the CIC Agreement. Mr. Nelson's CIC Agreement is substantially similar to the CIC Agreement between Mr. Helford and the Company (see the discussion of Mr. Helford's CIC Agreement at page 27 of this Proxy Statement). In addition to the terms of the original CIC Agreement, Mr. Nelson has separately agreed that he will not resign from the Company by reason of the change in his duties and responsibilities following the merger of Viking into the Company (the "Merger") for a period of two years following the effective date of the Merger (August 26, 1998). Further, the Company has agreed that Mr. Nelson shall have the right for a 30 day period beginning on the second anniversary of the Merger to resign for any reason, and upon such resignation to receive the benefits which he would have received if he had resigned for Good Reason immediately prior to such second anniversary of the Merger.

EMPLOYMENT AGREEMENTS WITH OTHER EXECUTIVE OFFICERS

     Certain other executive officers of the Company are parties to standard form Employment Agreements, which contain provisions similar to those contained in the Executive Employment Agreements and providing for various terms of employment.

          AMENDMENTS TO THE COMPANY'S LONG TERM EQUITY INCENTIVE PLAN

     In April 1998, the Board amended, and at the Annual Meeting held on May 26, 1998, the stockholders ratified amendments to, the Company's Long Term Equity Incentive Plan (the "Plan"). A complete copy of the Plan was included with the Company's 1998 Proxy Statement. The following is a brief summary of the terms of the Plan. This summary does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the Plan document. Following this discussion is a description of certain amendments to the Plan which were adopted by the Company's Board of Directors on February 24, 1999. These amendments do not require stockholder approval, and the description herein is provided to stockholders as a matter of information.

TERMS OF THE LONG-TERM EQUITY INCENTIVE PLAN

     General. The Plan provides for grants of stock options, stock appreciation rights ("SARs") in tandem with options, restricted stock, performance awards and any combination of the foregoing to certain directors, officers, key employees of, and certain other key individuals who perform services for the Company and its subsidiaries.

     Eligibility. Directors (whether or not employees), officers and key employees of the Company and its subsidiaries and certain third parties providing services to the Company who are selected by the Compensation Committee are eligible to receive grants pursuant to the Plan.

     Stock Options. Pursuant to the Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Code ("incentive options"), and other stock options ("non-qualified options"). The term of each option is established by the Compensation Committee, subject to certain limitations contained in the Plan.

     SARs. The Compensation Committee may grant SARs in tandem with stock options to any optionee pursuant to the Plan. SARs become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised. Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

     Restricted Stock. Under the Plan, the Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (subject to certain limitations contained in the Plan), as it determines in its discretion.

     Performance Awards. Pursuant to the Plan, the Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria, such as return on equity, over a specified performance cycle, all as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which are established by the Compensation Committee at the time of grant, and/or performance shares, the value of which are equal to the fair market value of a share of Common Stock on the date of grant.

     Vesting. The terms and conditions of each award made under the Plan, including vesting requirements, will be set forth, consistent with the Plan, in a written agreement with the grantee. No award under the Plan may vest and become exercisable within twelve months of the date of grant; provided, except as may be otherwise provided by the Compensation Committee, that all awards will vest immediately prior to a change in control of the Company and in certain other circumstances upon a participant's termination of employment or performance of services for the Company as described above.

AMENDMENTS ADOPTED BY THE BOARD OF DIRECTORS IN FEBRUARY 1999

     On February 24, 1999, the Board of Directors of the Company adopted certain amendments to the Plan, which amendments became effective immediately upon adoption by the Board of Directors.

These Amendments make the following changes in the Plan:

          Changed Section 2(i) of the Plan to provide guidelines for measuring "Fair Market Value" of the Common Stock for purposes of the Plan. So long as the Common Stock is listed for trading on the New York Stock Exchange ("NYSE"), "Fair Market Value" will be measured by the mean of the highest and lowest sales prices of the Common Stock, as reported on the New York Stock Exchange Composite Tape, on the measurement date, or if no reported sale of the Common Stock has occurred on that date, then on the last day prior to such date on which there was a reported sale. If the Common Stock is not listed on the NYSE but is listed on another national securities exchange or is authorized for quotation on the NASDAQ National Market System, "Fair Market Value" generally will be measured by the mean of the highest and lowest reported sale prices of the Common Stock on the measurement date, or, if no sale prices are reported for that date, then on the last day prior to such date on which there was a reported sale.

          Changed Section 3(iii) of the Plan to clarify that the Compensation Committee's authority to modify the terms of a grant under the Plan can be exercised only in the event of a change in control, death, disability or retirement of the participant, or some other situation which the Compensation Committee deems to be a special circumstance.

          Changed Section 6(a) of the Plan to establish that the exercise price set by the Compensation Committee on the date of Grant for any option under the Plan, not just incentive stock options, must be not less than the Fair Market Value on the date of grant.

          Changed Section 6(b) of the Plan to prevent a participant from exercising an option if the participant is not in compliance with any provision of the Plan or has failed to provide the Company with written acknowledgement of the grant and entered into certain other agreements as prescribed by the Company.

          Changed Section 8 of the Plan to increase the duration of restrictions on restricted stock awards from 1 year to 3 years, subject to partial vesting at the end of year one and any time thereafter. The prior language had permitted full vesting after one year.

          Changed Section 9 of the Plan so that, when a performance award is granted, the minimum period for measuring performance will be at least twelve months.

          Changed Section 17 of the Plan to make clear that the discretionary authority of the Compensation Committee to amend awards under the Plan can be exercised only in the event of a change in control, death, disability or retirement of a participant, or some other situation which the Compensation Committee deems to be a special circumstance.

          The full text of the Amendments follows:

          Amended Section 2(i) of the Plan to provide for a definition of "Fair Market Value" as follows:

             1. if the Common Stock is listed for trading on the New York Stock Exchange, the mean of the highest and lowest sale prices of the Common Stock on such date, as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

             2. if the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the mean of the highest and lowest sale prices of the Common Stock on such date as reported on such exchange or NASDAQ/NMS, as the case may be, or, if no such reported sale of the Common Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the last day prior to such date on which there was such a reported sale; or

             3. if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the mean of the highest and lowest sale prices of the Common Stock on such date as reported by the National Association of Securities Dealers

        Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the last day prior to such on which there was such a reported sale.

     Amended Section 3(iii) of the Plan to add the following language at the end of such section: ". . . in the event of a change in control, or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance."

     Amended Section 6(a) of the Plan to delete the following language beginning in the second line of such section: ". . . in the case of the grant of any Incentive Stock Option."

     Amended Section 6(b) of the Plan to add the following language at the end of the first sentence thereof:

        ". . . ; provided, however, that no participant shall be eligible to exercise any Stock Option (i) if the participant is at the time of purported exercise not in compliance with any provision of the Plan or
        (ii) with respect to which the participant has not signed and returned to the Company a letter in the form prescribed by the Company, acknowledging receipt of such Stock Option, agreeing to abide by the provisions of the Plan and otherwise containing such provisions as the Company shall prescribe."

     Amended Section 8 of the Plan to substitute for the term "1 year" in the parenthetical in the first paragraph of Section 8, the following: "3 years, subject to partial vesting at the end of year 1 and any time thereafter, and
 . . ."

     Amended Section 9 of the Plan to add the following language at the end of the second sentence of Section 9: ". . . , except that no performance cycle shall be less than 12 months in duration."

     Amended Section 17 of the Plan to add the following language at the end of the parenthetical phrase therein: ". . . in the event of a change in control or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance."

     The Board of Directors considers all of the foregoing amendments to be routine in nature and for the purpose of clarifying the Plan, assisting in the orderly administration of the Plan or otherwise in the interests of the Company, its stockholders and Plan participants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board is comprised of three directors, currently Mr. Hedrick, Chairman; Mr. Austrian and Ms. Cohen. No such director is or was an officer of the Company or any of its subsidiaries at any time now or in the past. No executive officer of the Company serves or has served on the compensation committee of another corporation or entity (i) one of whose executive officers served on the Compensation Committee of the Company or (ii) one of whose executive officers served as a director of the Company. No executive officer of the Company serves or has served as a director of another corporation or entity who has or had an executive officer serving on the Compensation Committee of the Company.

          COMPENSATION COMMITTEE REPORT ON 1998 EXECUTIVE COMPENSATION

     The following report of the Compensation Committee and the Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company shall specifically incorporate this information by reference, and shall not otherwise be deemed to be filed under such Acts.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

     The Company's compensation philosophy is to design and implement compensation practices that motivate employees to enhance stockholder value. The Company's compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives, primarily through the use of "at risk" compensation strategies.

     The Company's compensation program for executive officers consists of three main components:

          (i) competitive base salaries,

          (ii) annual cash incentives based on overall Company performance under the Company's bonus plans and

          (iii) stock option awards intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests.

     The second and third components constitute "at risk" elements of each executive's total compensation.

     Base Salary. The Compensation Committee determines base salaries for executive officers utilizing market survey data which focuses on other high performance and specialty retail companies. The most recent market survey data focused on companies with annual revenues in the over-six billion dollar range. A number of the companies included in the comparison base for establishing executive pay levels were included in the S&P Retail Stores Composite and in the S&P 500. The Committee targets the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

     Salary Adjustments in 1998. The 1998 base salary for Mr. Fuente, Chairman and Chief Executive Officer, increased by 13.6% over his 1997 base salary. Salaries for the four other Named Executive Officers (as defined) as a group rose by $160,024, or 6.9%, over their 1997 base pay. These increases in salaries for the Chief Executive Officer and the four other Named Executive Officers position these executives competitively with their respective peer groups and reflect the increase in responsibilities consistent with the Company's growth. Mr. Fuente and the Company entered into a new Employment Agreement, effective January 1, 1998. This Agreement is discussed in detail at pages 23 through 27 of this Proxy Statement.

     Annual Bonus. The bonus compensation of the Company's executive officers is determined pursuant to the Company's bonus plans, which provide for cash awards to eligible participants, based upon objectives determined each year. In the past, executive officers have been eligible to participate in either the Company's Management Incentive Plan (the "Management Plan") or the Company's Designated Executive Incentive Plan (the "Designated Executive Plan" and, together with the Management Plan, the "Bonus Plans"). Eligible participants under the Management Plan have generally been salaried employees, including executive officers, who have been employed by the Company through the end of the related fiscal year. Under the Designated Executive Plan, eligible participants are defined to include those key employees of the Company who have been identified by the Board. Executive officers who participate in the Designated Executive Plan cannot participate in the Management Plan. The objective of both plans is to enhance stockholder value by rewarding employees for the attainment of the Company's financial objectives and, in the case of the Management Plan, for the attainment of specific individual goals linked to specified strategic elements of the business. By extending annual bonuses deep into the organization, the Company seeks to motivate all managerial employees to help achieve the Company's profit objectives and other key strategic initiatives. All bonuses for executive officers are made under the Designated Executive Plan.

     Awards under the Bonus Plans are expressed as a percentage of base salary earnings. These awards to executive officers are a function of the participant's level of responsibility and the Company's financial performance for the year. Awards to other management employees under the Management Plan are also based on achievement of individual performance objectives. The Company has reserved the discretionary power under the Bonus Plans to defer payment to prevent a participant's includible compensation from exceeding the $1 million limit under
Section 162(m) of the Code for any given year. Under the Management Plan, performance is measured in connection with attainment of specific earnings per share objectives and may also be based on individual goals where appropriate that are established by the participant and his or her immediate supervisor. Under the Designated Executive Plan, performance is measured only in connection with attainment of specific objectives based on one or more of the following five measurements of the Company's performance, as determined by the Compensation Committee in the first quarter of each year, and as such measurements may be adjusted for merger and other costs included in the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on net assets and return on equity. The Compensation Committee approves the goals of and awards to the Chief Executive Officer, the President, and the executive officers of the Company under the Bonus Plans.

     Incentive Awards in 1998. For 1998, potential incentive awards to the executive officers were based on earnings per share and return on net assets objectives as approved by the Compensation Committee. The incentive opportunities for the executive officers pursuant to the Bonus Plans were calculated as a percentage of base salary earnings, with a minimum award if earnings per share equaled $1.18 (exclusive of merger and restructuring related costs) and a maximum award otherwise payable if the Company's earnings per share equaled or exceeded $1.27 (exclusive of merger and restructuring related costs). Incentive opportunities are equal to twice the maximum award if the Company's earnings per share meet the goals established by the Compensation Committee. Actual 1998 earnings per share (on a diluted basis) were $1.24 exclusive of merger and restructuring related costs ($0.91 inclusive of merger and restructuring related costs) compared to $0.97 in 1997, or an increase of 28% exclusive of merger and restructuring related costs. In determining the 1998 achievement of goals qualifying for maximum bonus incentive awards, the Committee and the Board adjusted their calculations to exclude the effects of the Viking merger on the Company's results for the year and arrived at the results which would have been achieved absent such merger, which is consistent with the basis used to establish the goals.

     This emphasis on "at risk" compensation is consistent with the Company's compensation philosophy and supports continued creation of stockholder value.

     Stock Based Incentive Program -- Stock Options. The objective of stock option awards is to motivate grantees to maximize long-term growth and profitability of the Company. Grantees can recognize value from options granted only if the Company's stock price increases after the date on which such options are granted, since the exercise price of options granted must at least equal the fair market value of the Company's stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of stockholders.

     Grants of options are generally made annually. The Compensation Committee determined the grant levels for grants to the Chief Executive Officer and the executive officers of the Company after taking into consideration prior year's grants, the organizational impact of the participant and the level of emphasis the Company placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization.

     Based on the Black-Scholes option pricing model, the present value at the date of grant of Mr. Fuente's 1998 stock options represented 76.47% of his total 1998 compensation. The total "at risk" portion, stock options plus the portion of annual bonus requiring vesting, represented 91.20% of his total 1998 compensation.

     Stock option awards granted to the other Named Executive Officers for 1998 represented 27.64% of the total 1998 compensation for such officers. The total "at risk" portion, stock options plus portion of annual bonus requiring vesting, for the other Named Executive Officers represented 71.41% of the total 1998 compensation for such officers.

     Deferred Compensation Plan. The Company's executive officers and other key employees are permitted to defer up to 25% of their base salaries and up to 100% of their bonuses under the Office Depot, Inc. Officer Deferred Compensation Plan. Deferrals may generally be made for any period of time selected by the executive, but the Company has the right to further defer payouts under the plan in order to avoid exceeding the $1 million limit under Section 162(m) of the Code on executive compensation. Although the plan allows the Company to make additional matching deferrals and incentive contributions at its discretion, no such contributions were made under the plan for 1998 and no such contributions are contemplated for 1999.

     Split Dollar Life Insurance. Effective April 1995, the Corporation made available to its executive officers the opportunity to purchase whole life insurance policies, with the premiums payable by the Company. If the Company's assumptions regarding mortality, dividends and other factors occur, the Company will recover all of its payments for premiums either from death benefits or from the executive, if the policy is transferred to the executive.

     Senior Management Deferred Compensation Plan. The Company has implemented the Senior Management Deferred Compensation Plan (a non-qualified retirement savings plan) to provide its executive officers and other management and sales executives the opportunity to defer retirement savings in addition to those amounts which may be deferred under the Office Depot Retirement Savings Plan (401(k)). The Senior Management Deferred Compensation Plan allows the Company to make the Company's matching contributions, which are limited under the Office Depot Retirement Savings Plan (401(k)) pursuant to provisions of the Code.

     Philosophy of Compensation of the Chief Executive Officer. In 1998, the Company entered into a new Employment Agreement with Mr. Fuente. Among other matters, this Agreement is indicative of Mr. Fuente's willingness to remain as Chairman of the Company for the five year period beginning January 1, 1998. The Agreement raises Mr. Fuente's base salary to the maximum deductible amount under
Section 162(m) of the Internal Revenue Code. Salary survey work performed for the Company by a reputable outside consultant serves to indicate that Mr. Fuente's base salary is competitive with the salaries paid to similarly situated executives at other similarly sized companies and is not excessive. In lieu of a larger, and non-deductible, base salary payment to Mr. Fuente, the Compensation Committee and Board of Directors elected to award Mr. Fuente a substantial grant of stock options, thereby closely aligning his interests with those of the stockholders. The Committee feels that Mr. Fuente's compensation, including base salary, bonus payments and substantial stock option grants, is appropriately oriented toward risk-based, incentive compensation and that the total combination of base salary and incentive compensation is competitive for similarly situated executives.

HOW IS THE COMPANY ADDRESSING DEDUCTIBILITY ISSUES UNDER THE INTERNAL REVENUE CODE?

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Named Executive Officers. As discussed in detail, the Company has structured components of the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and annual bonus) in a manner intended to comply with Section 162(m). The Compensation Committee intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Compensation Committee believes stockholder interests are best served by retaining flexibility of approach.

                                          Report of Compensation Committee

                                          W. Scott Hedrick, Chairman
                                          Cynthia R. Cohen, Member
                                          Neil R. Austrian, Member

                            COMMON STOCK PERFORMANCE

     The graph shown below compares the cumulative total stockholder return on the Company's Common Stock since December 31, 1992 with the S&P 500 Index and the S&P Retail Stores Composite Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
PERFORMANCE GRAPH

                                                                                 S&P Retail
                                                                                   Stores
           Measurement Period                  Office           S&P 500          Composite
         (Fiscal Year Covered)              Depot, Inc.          Index             Index
1993                                                   100               100               100
1994                                                   105               101                91
1995                                                    88               139               102
1996                                                    80               171               121
1997                                                   107               229               174
1998                                                   165               294               281

                           CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     During 1998, the Company employed the law firm of Greenberg Traurig, PA of which Director Frank Scruggs, Jr. is a shareholder. The fees paid by the Company to Greenberg Traurig, PA during 1998 did not exceed 5% of the gross revenues of that law firm for its last fiscal year.

     During 1998, the Company also employed the investment banking firm of Peter
J. Solomon Company Limited, of which Director Peter J. Solomon is Chairman and Chief Executive Officer. The Company paid fees of $11,757,570 to Peter J. Solomon Company, Limited, in connection with the Company's merger with Viking Officer Products, Inc. Such fees exceeded 5% of the gross revenues of Peter J. Solomon Company, Limited for its 1998 fiscal year.

                              COPIES OF FORM 10-K

     THE COMPANY WILL PROVIDE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES CONTAINED OR INCORPORATED BY REFERENCE THEREIN TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO THE VICE PRESIDENT, INVESTOR RELATIONS AT THE COMPANY'S ADDRESS, 2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FL 33445.

                           2000 STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented for consideration at the 2000 Annual Meeting of Stockholders and to be included in the Company's Proxy Statement for that meeting must be received by the Secretary at the Company's corporate offices, 2200 Old Germantown Road, Delray Beach, FL 33445, on or before November 22, 1999. Only proposals deemed to be for a proper purpose will be included in the Company's Proxy Statement. Stockholder proposals received after November 22, 1999 and before February 2, 2000 will be considered timely, but will not be included in the Company's Proxy Statement. Stockholder proposals received after February 2, 2000 will be considered untimely, and the proxies solicited by the Company for next year's Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

                                 OTHER MATTERS

     It is not presently expected that any matters other than those discussed herein will be brought before the Annual Meeting. If, however, other matters do come before the meeting, it is the intention of the persons named as representatives in the accompanying Proxy to vote in accordance with the recommendation of the Company's management.

                                                                      APPENDIX A
                       1999 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF PLAN.

     The purpose of the Office Depot, Inc. 1999 Employee Stock Purchase Plan (this "Plan") is to benefit Office Depot, Inc., a Delaware corporation (the "Company"), and its eligible employees by increasing employee ownership of the capital stock of the Company. This Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Plan shall be administered, interpreted and construed in accordance with such provisions.

2. SHARES RESERVED FOR THE PLAN.

     There shall be reserved for issuance and purchase by employees of the Company under this Plan an aggregate of 1,125,000 shares ("Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), subject to adjustment as provided in Section 13 hereof; provided, that the number of Shares authorized for issuance under this Plan shall be reduced by the number of shares of Common Stock issued prior to the effective date of this Plan under the Office Depot, Inc. 1989 Employee Stock Purchase Plan (the "1989 Plan") in excess of the number of shares of Common Stock previously authorized for issuance under the 1989 Plan. Shares subject to this Plan may be shares now or hereafter authorized and unissued or shares already authorized, issued and owned by the Company. The right to purchase Shares pursuant to this Plan shall be made available by a series of bi-weekly offerings (the "Offerings") to employees eligible to participate in this Plan pursuant to Section 4 hereof. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased under this Plan shall again become available for the purposes of this Plan unless this Plan shall have terminated.

3. ADMINISTRATION.

     This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall consist of three or more directors designated by the Board of Directors. The Committee shall have full power to:

          (a) prescribe, amend and rescind rule and procedures governing the administration of the Plan;

          (b) to interpret the provisions of the Plan and to establish and interpret rules and procedures with respect to the Plan;

          (c) to determine the requirements imposed by or rights of any person under the Plan and the rules and procedures established by the Committee relating to such rights;

          (d) to determine the eligibility of employees to participate in the Plan in accordance with the standards set forth in Section 4 hereof; and

          (e) to delegate certain of the duties of the Committee to officers or other committees of the Company or to one or more outside agents to facilitate the purchase and transfer of Shares and to otherwise assist in the administration of the Plan.

     Each action of the Committee which is within the scope of the authority delegated to the Committee by the Plan or by the Board shall be binding on all persons.

4. ELIGIBLE EMPLOYEES.

     All present and future regular full-time and part-time employees of the Company and subsidiaries of the Company that are permitted by the Company to participate in the Plan shall be eligible to participate in the Plan, provided that each of such employees: (a) has been employed by the Company or a participating subsidiary for at least ninety (90) days, (b) has attained the age of majority in the Participant's state of residence, and (c) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company. In determining stock ownership under this Section 4, the rules of Section 424(d) of the Code shall apply and stock that an employee may purchase under outstanding rights shall be treated as stock owned by the employee. The Committee shall determine which employees are eligible to participate in the Plan in accordance with the standards set forth in this
Section 4. Employees eligible to participate in this Plan pursuant to this
Section 4 are hereinafter referred to as "Eligible Employees."

5. ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS.

     An Eligible Employee may elect to participate in the Plan at any time by correctly completing and returning to the Company an enrollment form authorizing a specified payroll deduction to be made from each subsequent paycheck for the purchase of Common Stock under this Plan (the "Payroll Deduction"). The minimum allowable Payroll Deduction is $3.00 per week and the maximum allowable Payroll Deduction is $400.00 per week. All Payroll Deductions shall be made regularly and in equal amounts and shall be credited on the records of the Company in the name of the Eligible Employee. Such credit shall constitute only a convenient bookkeeping entry by the Company and no interest will be paid or due on any money paid into this Plan or credited to such Eligible Employee. Employees who elect to participate in the Plan are referred to herein as "Participating Employees."

     A Participating Employee will be deemed to have elected to participate and to have authorized the same Payroll Deduction for each subsequent Offering provided that he or she is eligible to participate during each such subsequent Offering. A Participating Employee may at any time increase or decrease his or her Payroll Deduction by filing the required form with the Company, which increase or decrease shall become effective as soon as practicable. A Participating Employee may at any time terminate his or her Payroll Deduction and thereby cease to be a Participating Employee by notifying the Benefits Services Department of the Company in writing subject to such notice and timing requirements as may be reasonably required to effect such termination. "Investment Date" shall mean the last Friday of each bi-weekly payroll period or, if such Friday is a legal holiday, the next preceding day that is not a legal holiday. Any employee who has terminated his or her Payroll Deduction and thereby ceased to be a Participating Employee may, if then eligible, elect to participate in a subsequent offering. Employees on leave of absence who are eligible to participate in this Plan pursuant to
Section 4 hereof shall be permitted to enroll and participate in this Plan in accordance with this Section 5 and payroll deductions with respect to such employees shall commence as of the first pay period that commences coincident with or after the recommencement of employment.

6. LIMITATION OF NUMBER OF SHARES THAT AN EMPLOYEE MAY PURCHASE.

     No right to purchase Shares under this Plan shall permit an employee to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company at a rate which in aggregate exceeds $25,000 of fair market value of such stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

7. PURCHASE PRICE.

     The purchase price for each Share for each Investment Date shall be eighty-five percent (85%) of the fair market value of such share on the Investment Date. "Fair market value" for each share of Common Stock shall be (a) the average of the high and low sale price reported on any domestic stock exchange on which the Common Stock is listed on the determining date, or if the Common Stock is not traded on such an exchange on such date, (b) the average of the high and low sale price as quoted on the National Association of Securities Dealers Automated Quotation System on the determining date, or if the Common Stock is not traded on such system on such date, (c) such other amount as may be determined by the Committee by any fair and reasonable means.

8. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS.

     Each Participating Employee shall be granted the right to purchase on each Investment Date the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her aggregate Payroll Deductions not theretofore invested by the purchase price determined in accordance with Section 7 hereof. Each Participating Employee having aggregate Payroll Deductions not theretofore invested on an Investment Date shall be deemed, without any further action, to have elected to purchase with such Payroll Deductions the number of whole and fractional Shares that he or she has the right to purchase at the purchase price on that Investment Date. A Participating Employee who has purchased the maximum number of Shares to which he or she is entitled pursuant to Section 4, Section 6 or Section 17 hereof shall be refunded any excess amount. All whole and fractional Shares purchased shall be allocated to separate investment accounts ("Investment Accounts") maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board of Directors for the Participating Employees. All dividends paid with respect to the whole and fractional Shares in a Participating Employee's Investment Account shall be credited to his or her Investment Account.

9. ISSUANCE OF SHARE CERTIFICATES.

     Stock certificates for any of the whole Shares in a Participant's Investment Account will be issued to such Participant only upon receipt by the Committee (or its agent) of such Participant's written request, which request shall indicate the number of Shares (up to a maximum of the number of full Shares in such Participant's Investment Account) for which the Participant wishes to receive stock certificates. Such request shall be made on a form at the time prescribed by the Committee (or its agent) and shall be accompanied by payment of any fee that may be charged by the Committee's agent for such issuance. The appropriate Share certificates shall be issued to such Participant as soon as practicable.

10. VOTING RIGHTS.

     Holders of Shares under the Plan shall have the same rights to vote on matters affecting the Company as do other stockholders of the Company. If any such matter is submitted to the stockholders for a vote, then following the record date for any stockholders meeting at which such vote is to occur the Committee (or its agent) shall advise the Company's transfer agent of the number of Participants for whom Shares are held in Investment Accounts on such record date, and the Company's transfer agent shall furnish the Committee (or its agent) with sufficient sets of proxy soliciting materials for one set to be delivered to each such Participant. The Committee (or its agent) shall forward one such set to each Participant for whom allocated Shares are being held, and shall request voting instructions from each such Participant. Upon receipt of such voting instructions, the Committee (or its agent) shall vote each Participant's Shares as instructed. If no voting instructions are received from a Participant, the Committee shall not vote any Share allocated to such Participant's Investment Account.

11. RIGHTS NOT TRANSFERABLE.

     Rights granted under the Plan may not be transferred by a Participating Employee other than by will or the laws of descent and distribution and may be exercised during the lifetime of the person to whom they are granted only by such person. Until certificates for Shares are issued, no person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any of such Shares.

12. EXPENSES.

     The Company or the participating subsidiary, as applicable, shall bear all costs associated with the administration of the Plan and the purchase of Shares (other than costs for issuance of share certificates). No expenses attributable to a Participant's sale of Shares, however, shall be borne by the Company or the participating subsidiary.

13. ADJUSTMENT FOR CHANGES IN COMMON STOCK.

     In order to prevent the dilution or enlargement of rights granted under this Plan, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Committee shall make appropriate changes in the number and type of Shares authorized by this Plan, the number and type of Shares covered by, or with respect to which payments are measured under, outstanding rights and the prices specified therein, subject to the limitations of Section 424 of the Code.

14. DEATH, RETIREMENT, AND TERMINATION

     In the event of a Participating Employee's death, retirement or termination of employment, participation in the Plan shall cease and the amount of his or her aggregate Payroll Deductions not theretofore invested shall be invested on the next subsequent Investment Date.

15. RECORDS AND REPORTS TO PARTICIPANTS.

          (a) The Committee shall cause to be maintained true and accurate books of account and records of all transactions under the Plan. On or before the last day of February of each year, the Committee shall file with the Treasurer of the Company a written report setting forth all receipts, disbursements and other transactions effected on behalf of the Plan during the preceding Plan year, including a description of all Shares purchased and the cost of all such Shares.

          (b) An annual report shall be provided to each Participant within 90 days after the close of each Plan Year, showing for the Plan Year just ended:

             (i) the aggregate amount of Payroll Deductions for such Participant;

             (ii) the aggregate amount of cash dividends credited to the investment account of such Participant;

             (iii) the number of Shares acquired for the Investment Account of such Participant (including the amounts of Share distributions or Share splits so allocated or credited);

             (iv) the average cost per Share of Shares purchased for such Participant;

             (v) the number of Shares, if any, for which certificates were delivered to such Participant; and

             (vi) the beginning and ending balances in the Investment Account of such Participant.

16. AMENDMENT OF THE PLAN.

     The Committee may at any time or from time to time amend this Plan in any respect, provided, that this Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

17. TERMINATION OF THE PLAN.

     This Plan and all rights of employees hereunder may be suspended or terminated at any time at the discretion of the Board of Directors and shall terminate on the Investment Date that Participating

Employees become entitled to purchase a number of Shares greater than the number of reserved Shares available for purchase pursuant to Section 2 hereof. In the event that the Plan terminates because there are an insufficient number of Shares available for purchase, reserved Shares remaining as of the termination date shall be issued to Participating Employees on a pro rata basis.

18. EFFECTIVE DATE, PLAN YEAR AND APPROVAL OF STOCKHOLDERS.

     This Plan shall be effective as of July 1, 1999. The Plan Year shall be the calendar year; provided that the first Plan Year shall begin July 1, 1999 and end on December 31, 1999. This Plan is subject to the approval of the Company's stockholders at the next annual meeting of stockholders or at any special meeting of stockholders for which one of the purposes shall be to act upon this Plan.

19. INDEMNIFICATION.

     No member of the Committee is liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee under the Plan. Service on the Committee constitutes service as a director of the Company and members of the Committee are entitled to indemnification and reimbursement as directors of the Company for any action or any failure to act in connection with service on the Committee to the fullest extent provided for at any time in the Company's Certificate of Incorporation and By-Laws, or in any insurance policy or other agreement intended for the benefit of the Company's directors.

20. COMPLIANCE WITH LAWS AND OTHER REGULATIONS.

     Each right under this Plan shall be subject to the requirement that if at any time the Committee determines that the listing, registration or qualification of the shares of Common Stock subject to this Plan upon any securities exchange or under any federal or state securities or other law or regulation, or that the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of such right or the issuance or purchase of shares thereunder, no such right may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and, the holder of the right will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

                                   APPENDIX B

PROXY

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                             DELRAY BEACH, FL 33445

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David I. Fuente, Barry J. Goldstein and Thomas Kroeger as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on March 5, 1999 (the Record Date) Change Date, at the Annual Meeting of Stockholders to be held on April 21, 1999 or any adjournment thereof.

1. Election of Directors

   ( ) FOR all of the nominees listed below               ( ) WITHHOLD AUTHORITY
       (except as marked in the space provided below) to vote for all of the nominees listed below

         Lee A. Ault III, Neil R. Austrian, Cynthia R. Cohen, David I. Fuente,
W. Scott Hedrick, Irwin Helford, James L. Heskett, John C. Macatee, Michael J. Myers, M. Bruce Nelson, Peter J. Solomon and Frank P. Scruggs, Jr.

         (INSTRUCTION: To withhold authority to vote for any individual nominee(s) strike a line through that nominee's name in the list above.)

2. ADOPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN FOR THE COMPANY.

                        ( ) FOR ( ) AGAINST ( ) ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                        ( ) FOR ( ) AGAINST ( ) ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING UNLESS YOU INDICATE THAT YOU WITHHOLD SUCH AUTHORITY BY SO INDICATING BELOW.

                             ( ) WITHHOLD AUTHORITY

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

                                 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 -----------------------------------------------
                                                    Signature

                                 -----------------------------------------------
                                           Signature if held jointly

                                 DATED:                                   , 1999
                                       -----------------------------------

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

                         VOTE BY TELEPHONE OR INTERNET

                        QUICK * * * EASY * * * IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy vard.

VOTE BY PHONE:         CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE
                       1-800-840-1208 ANYTIME
                       THERE IS NO CHARGE TO YOU FOR THIS CALL.
                       You will be asked to enter the Control Number located in the lower right of this form.

OPTION A:              If you choose to vote as the Board of Directors
                       recommends on ALL items, press 1.

OPTION B:              If you choose to vote on each item separately, press 0.
                       You will hear these instructions:


                       ITEM 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                       To WITHHOLD FOR AN INDIVIDUAL nominee,
                       press 0 and listen to the instructions.

                       ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                       ITEM 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                       WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET:      THE WEB ADDRESS IS http://www.eproxy.com/odp/

                       THANK YOU FOR VOTING.


CALL * * TOLL-FREE * * ON A TOUCH-TONE TELEPHONE

     1-800-840-1208 -- ANYTIME

     There is NO CHARGE to you for this call.